UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 26, 2014

Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 340
Durham, NC		27713
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2014, the Board of Directors (the “Board”) of Chimerix, Inc. (the “Company”) appointed Lisa Ricciardi to serve as a class I director of the Company. Ms. Ricciardi’s appointment brings the Company’s total number of directors to ten.

In accordance with the Company’s compensation policies for non-employee directors, upon her appointment as a director, Ms. Ricciardi was granted a nonqualified stock option to purchase 18,000 shares of the Company’s common stock at an exercise price equal to $22.84, the closing price of the Company’s common stock on the date of grant, and which will vest and become exercisable over a four year period following the date of grant. Additionally, Ms. Ricciardi will be entitled to receive a $35,000 annual retainer for her service as director. At each annual stockholder meeting following which Ms. Ricciardi’s term as a director continues, Ms. Ricciardi will be entitled to receive a nonqualified stock option to purchase 9,000 shares of the Company’s common stock, which will vest and become exercisable over a one year period following the date of grant. Ms. Ricciardi will also enter into the Company’s standard form of indemnification agreement. The Company is not aware of any transaction involving Ms. Ricciardi requiring disclosure under Item 404(a) of Regulation S-K.

Additional information about Ms. Ricciardi can be found in the press release issued by the Company on April 1, 2014, a copy of which is attached hereto as Exhibit 99.1.

Furthermore, on March 26, 2014, solely in order to provide for a more equal apportionment of the members of the Board among the three classes of the Company’s classified Board following the Company’s 2014 Annual Meeting of Stockholders, Rodman Drake resigned from the Board as a class II director and was immediately reappointed by the Board as a class I director. The reallocation of Mr. Drake from one class of directors to another class of directors had no effect on any aspect of his compensatory arrangements with the Company, and he continues to serve as the chair of the Compensation Committee of the Board. The Company is not aware of any transaction involving Mr. Drake requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Chimerix, Inc. dated April 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: April 1, 2014
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Chimerix, Inc. dated April 1, 2014.